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                                 THE BEARD COMPANY
                              PRO FORMA BALANCE SHEET
                                SEPTEMBER 30, 1999
                                     (Unaudited)
                        ASSETS
                                     Historical   Adjustments      Pro Forma
                                     ----------   -----------      ---------
Current assets:
  Cash and cash equivalents          $  1,706,000 $    277,000 (a) $  1,983,000
  Accounts receivable, net                240,000            -          240,000
  Inventory                               250,000     (110,000)(b)      140,000
  Other current assets                    862,000            -          862,000
                                     ------------------------------------------
     Total current assets               3,058,000      167,000        3,225,000
  Notes receivable                        703,000            -          703,000
  Investments and other assets          1,893,000     (277,000)(a)    1,616,000
  Property, plant and equipment, net    5,286,000   (2,019,000)(b)    2,597,000
                                                      (670,000)(d)
  Intangible assets, net                    3,000            -            3,000
                                     ------------------------------------------
     Total assets                    $ 10,943,000 $ (2,799,000)      $8,144,000
                                     ==========================================

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and
   other liabilities                 $    490,000 $   (197,000)(b) $    293,000
  Interest payable to minority
   shareholders                            33,000      (33,000)(c)            -
  Accrued expenses                        690,000       (3,000)(b)      687,000
  Income taxes payable                     68,000            -           68,000
  Current maturities of long-term debt    122,000     (105,000)(b)       17,000
                                     ------------------------------------------
     Total current liabilities          1,403,000     (338,000)       1,065,000
                                     ------------------------------------------
Long-term debt less current maturities:
  Bank debt                             2,054,000   (2,054,000)(b)            -
  Tindell note                            407,000     (407,000)(c)            -
  Other long-term                          17,000            -           17,000
                                     ------------------------------------------
     Total long-term debt less current
      maturities                        2,478,000   (2,461,000)          17,000
                                     ------------------------------------------
     Total liabilities                  3,881,000   (2,799,000)       1,082,000
                                     ------------------------------------------
Redeemable preferred stock                889,000            -          889,000
Shareholders' equity:
  Capital stock                             3,000            -            3,000
  Capital in excess of par value       37,723,000            -       37,723,000
  Accumulated deficit                 (29,722,000)           -      (29,722,000)
  Accumulated other comprehensive
   income                                  15,000            -           15,000
  Treasury stock                       (1,846,000)           -       (1,846,000)
                                     ------------------------------------------
     Total shareholders' equity         6,173,000            -        6,173,000
                                     ------------------------------------------
     Total liabilities and
      shareholders' equity           $ 10,943,000 $ (2,799,000)    $  8,144,000
                                     ==========================================
---------------

(a) Release and assignment of CD's to Beard. A CD in the amount of $50,000 was released to Beard in September, 1999.
(b) Sale of inventory and PP&E (including 2 trucks) to the Tindells for assumption of associated bank and other debt.
(c) Cancellation of note payable to the Tindells in exchange for stock of subsidiary and payment of intercompany indebtedness.
(d) Deferral of gain on current disposition of ITF's assets, pending the disposition of ITF's remaining assets.

Note 1: Beard's board of directors approved a formal plan to discontinue the ITF Segment in April, 1999. Beard recorded an estimated loss related to disposing of ITF's assets in the fourth quarter of 1998, presenting such loss and results of operations of ITF as discontinued operations. Pro forma statements of operations have been omitted as the disposition of ITF assets and related debt would not impact the historical continuing operations.


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